THIRTY EIGHTH AMENDMENT
TO
SECURED SENIOR LENDING AGREEMENT
BY AND BETWEEN
PIONEER FINANCIAL SERVICES, INC., PSLF, INC.,
PIONEER SERVICES SALES FINANCE, INC., AND
PIONEER FUNDING, INC. AND SUBSIDIARIES
(COLLECTIVELY, THE “BORROWERS”)
AND
UMB BANK, N.A., ARVEST BANK, COMMERCE BANK, N.A., FIRST BANK, TEXAS
CAPITAL BANK, N.A., BMO HARRIS BANK N.A., FIRST CITIZENS BANK,
BANCFIRST, CITIZENS BANK & TRUST, ENTERPRISE BANK AND
TRUST, STIFEL BANK & TRUST, SUNFLOWER BANK, N.A., BANK OF
BLUE VALLEY, ONB BANK AND TRUST COMPANY, THE PRIVATE BANK AND
TRUST COMPANY, BANK MIDWEST, A DIVISION OF NBH BANK, N.A., WILLIAM
D. SULLIVAN FAMILY INVESTMENT GROUP, LLC.
(COLLECTIVELY, THE “VOTING BANKS”)
AND
PARKSIDE FINANCIAL BANK & TRUST, CROSSFIRST BANK, PAGE COUNTY
STATE BANK, CROSSFIRST BANK LEAWOOD, PEOPLES COMMUNITY
STATE BANK, FIRST STATE BANK & TRUST CO. OF LARNED, UNITED
BANK OF KANSAS, MACON ATLANTA STATE BANK, PEOPLES
COMMUNITY BANK, BLUE RIDGE BANK AND TRUST CO., FIRST
COMMUNITY BANK, GUARANTY BANK, ONB BANK AND
TRUST COMPANY, ALTERRA BANK, FIRST FEDERAL
SAVINGS BANK OF CRESTON FSB, HAWTHORN BANK
AND LYON COUNTY STATE BANK
(COLLECTIVELY, THE “NON-VOTING BANKS”)
AND
UMB BANK, N.A. (“AGENT”)
DATED AS OF AUGUST 15, 2014

THIRTY EIGHTH AMENDMENT TO SECURED SENIOR LENDING AGREEMENT

This Thirty Eighth Amendment to Secured Senior Lending Agreement (the “Amendment”) is made and is effective as of this 15th day of August, 2014 (the “Effective Date”) by and between the following parties:

1. Pioneer Financial Services, Inc., a Missouri corporation (hereinafter referred to as (“Pioneer”), PSLF, INC., a Missouri corporation (“PSLF”), Pioneer Services Sales Finance, Inc., a Nevada corporation (“Sales Finance”) and Pioneer Funding, Inc., a Nevada corporation (“Funding”) (All of Pioneer, PSLF, Sales Finance and Funding, each being referred to individually as a “Borrower” and collectively as the “Borrowers”).

2. UMB Bank, N.A., a national banking association (“UMB”), Arvest Bank, an Oklahoma banking corporation (“Arvest”), Commerce Bank, N.A., a national banking association (“Commerce”), First Bank, a Missouri banking corporation (“FBM”), Texas Capital Bank, N.A., a national banking association (“Texas”), BMO Harris Bank N.A. (“BMO Harris”), First Citizens Bank, a Kentucky banking corporation (“First Citizens”) BancFirst, an Oklahoma banking corporation (“BF”), Citizens Bank & Trust, a

Missouri corporation (“Citizens”), Enterprise Bank and Trust, a Missouri Charter Trust Company (“Enterprise”), and Stifel Bank & Trust, a Missouri banking corporation (“Stifel”), Sunflower Bank, N.A., a national banking association (“Sunflower”), Bank of Blue Valley, a Kansas banking corporation (“Blue Valley”), ONB Bank and Trust Company ("ONB"), The Private Bank and Trust Company, an Illinois banking corporation, (“Private”) Bank Midwest, A Division of NBH Bank, N.A., (“Midwest”) and William D. Sullivan Family Investment Group, LLC., a Nevada limited liability company (“Sullivan Investment”), (all of UMB, Arvest, Commerce, FBM, Texas, Southwest, First Citizens, BF, Citizens, Enterprise, Stifel, Blue Valley, ONB Midwest, Private and Sullivan Investment each being hereinafter referred to individually as a “Voting Bank” and collectively as the “Voting Banks”);

3. Parkside Financial Bank & Trust, a Missouri corporation (“Parkside”), CrossFirst Bank, a national banking association (“CrossFirst”), Page County State Bank, a Missouri banking corporation (“Page”), CrossFirst Bank Leawood, a Kansas banking corporation (“CrossFirst- Leawood”), Peoples Community State Bank, a Missouri banking corporation (“Peoples Community”), First State Bank & Trust Co. of Larned, a Kansas banking corporation (“First State-Larned”), United Bank of Kansas, a Kansas banking corporation (“United”), Macon Atlanta State Bank, a Missouri banking corporation (“Macon”), Peoples Community Bank, a Missouri banking corporation (“Peoples Community”), Blue Ridge Bank and Trust Co., a Missouri banking corporation (“Blue Ridge”), First Community Bank, a Missouri banking corporation (“First Community”), Guaranty Bank, a Missouri banking corporation (“Guaranty”), ONB Bank and Trust Company, an Oklahoma corporation (“ONB”), Alterra Bank, a Kansas banking corporation (“Alterra”), First Federal Savings Bank of Creston FSB, an Iowa corporation (“Creston”), Hawthorn Bank, a Missouri banking corporation (“Hawthorn”), and Lyon County State Bank, a Kansas banking corporation (“Lyon”) (all of Parkside, CrossFirst, Page, CrossFirst-Leawood, Peoples-Community, First State-Larned, United, Macon, Peoples Community, Blue Ridge, First Community, Guaranty, ONB, Alterra, Creston, Hawthorn, and Lyon, each being hereinafter referred to individually as a “Non-Voting Bank” and collectively as the “Non-Voting Banks”); and

4. UMB is hereinafter also sometimes referred to as “Agent” when it acts in its capacity as Agent for the Banks.

WHEREAS, Pioneer, Agent and certain of the Voting Banks entered into a Secured Senior Lending Agreement among themselves originally dated as of June 12, 2009, which has subsequently been amended by various amendments numbered 1 through 37 which modified certain of the terms and added additional Voting Banks and Non-Voting Banks (collectively, “Banks”) (hereinafter referred to, as previously amended, as the “Agreement”); and

WHEREAS, Borrowers, in connection with their business of making or purchasing consumer loans primarily to members of the U.S. military have, since 2005, used the Oracle software commonly referred to as "Daybreak"; and

WHEREAS, because the Daybreak software is becoming obsolete, and current and future support from the vendor for Daybreak is limited, Pioneer has conducted a thorough survey and searched for the best software to replace Daybreak and to provide the Borrowers with the various functions, systems and solutions necessary for Pioneer to continue and expand its business and fully complying with applicable regulatory requirements now in place or likely to be imposed in the future; and

WHEREAS, based on that search, Pioneer has contacted Fidelity Information Services, LLC ("FIS"), a provider of banking and payment technology and services, and Pioneer desires to acquire the right to use the FIS / data processing system and successor systems (the "FIS System") as hosted by FIS for the provision of services by FIS; and

WHEREAS, Pioneer's annual impairment testing of goodwill and amortizable intangible assets is conducted during the fourth fiscal quarter and under the provisions of ASC-350, Intangibles - Goodwill and Other and Pioneer's management has engaged a third party valuation specialist to assist in the valuation of Pioneer's fair value as it expects to incur a goodwill impairment charge during the 2014 fiscal year that will result in Pioneer recording a non-cash loss for the 2014 fiscal year in excess of the current year cash earnings (the "Goodwill Impairment Charge"); and WHEREAS, each of the undersigned Voting Banks, by its execution hereof, desires to provide Pioneer with (i) its advance waiver as to any default, breach or Event of Default including, but not limited to, Sections 6.15, 6.16, 7.6 and 10.16 of the Agreement that could be deemed to result from the Goodwill Impairment Charge or Pioneer suffering of a loss for the 2014 fiscal year, (ii) its consent for Pioneer to replace the Daybreak System by its execution of the System Acquisition Agreement (as defined herein) whereby it will acquire rights to use the FIS System, and (iii) its consent and approval for Pioneer to declare and pay the dividends described herein subject to, and in accordance with, the restriction provisions of this Amendment; and

WHEREAS, the Parties desire to amend those areas of this Agreement to confirm their understanding and to update the Agreement as otherwise provided herein; and

WHEREAS, the Borrowers hereby confirm that all notes, documents evidencing or confirming the grant of liens and security interests and all other related documents executed pursuant to the Agreement, except as otherwise expressly amended by this Agreement, remain in full force and effect; and

WHEREAS, this Agreement may be amended in the manner described in this Amendment upon the approval of the Voting Banks and without the approval of the Non-Voting Banks; and

WHEREAS, the Borrowers, Agent and the Banks desire that all existing and future extensions of credit by any of the Banks to the Borrowers be subject to the terms and conditions of the Agreement as amended by this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements of the parties hereto and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1

AMENDMENTS TO THE AGREEMENT

The following amendments are hereby made to the Agreement:

1.1     The term "FIS System" shall mean that certain consumer loan origination software system and its successor systems and the services package provided by FIS.

1.2     The term "Daybreak System" wherever it is used in the Agreement or in the other Loan Documents shall be deleted and replaced by the term "Daybreak System and / or FIS
System."

1.3     The term "Escrow Account" shall mean an account established and governed by the Escrow Agreement.

1.4     The term "Escrow Agreement" shall mean that certain Escrow Agreement dated June 2013 between Pioneer, MCFC and UMB Bank ("UMB"), as escrow agent.

1.5     The term "Goodwill Impairment Charge" shall mean the goodwill impairment charge that will occur for the 2014 fiscal year and which will result in Pioneer recording a substantial non-cash loss in excess of the current earnings for the 2014 fiscal year.

1.6     The term "System Acquisition Agreement" shall mean and include any lease, license, promissory note or other agreement related to the acquisition of the right to utilize the Daybreak System or the FIS System.

1.7     Section 7.3 “Permitted Indebtedness” shall be deleted in its entirety and shall be replaced with the following:

“7.3     Permitted Indebtedness. No Subsidiary will incur, create or permit to exist indebtedness to any person or entity other than Pioneer and the Banks except only the following permitted indebtedness incurred in the ordinary course of each of such Subsidiary’s respective business (the “Permitted Indebtedness”) (i) current trade payables not more than ninety (90) days past due, (ii) lease obligations for real estate, fixtures and equipment, (iii) purchase money obligations for capital expenditures, (iv) Lending License Bonds permitted under this Agreement, and (v) the System Acquisition Agreement. The aggregate amount of all such Subsidiary Permitted Indebtedness, excluding real property lease obligations for each Subsidiary, shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate for all Subsidiaries at any time, provided, however, that the Lending License Bonds permitted hereunder shall not be included in the $250,000 aggregate limitation for Subsidiaries. Pioneer will not incur, create or permit to exist indebtedness to any Person other than the Banks except only the following permitted indebtedness incurred in the ordinary course of Pioneer’s business (the “Pioneer Permitted Indebtedness”) (i) current trade payables not more than ninety (90) days past due, (ii) lease obligations for real estate, fixtures and equipment, (iii) purchase money obligations for capital expenditures, (iv) Subordinated Indebtedness, (v) Lending License Bonds permitted under this Agreement, and (vi) the amounts due under the System Acquisition Agreement executed or to be executed by Pioneer in connection with the FIS System. The aggregate amount of all such Pioneer Permitted Indebtedness, excluding Subordinated Indebtedness and real property lease obligations, shall not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate for Pioneer at any time,” provided, however, that the Lending License Bonds and the System Acquisition Agreement obligation for the FIS System permitted hereunder shall not be included in the $500,000 aggregate limitation for Pioneer.

1.8     Section 7.4 “Redemption/Guarantees/Advances/Issuance of Stock/Dividend” shall be deleted in its entirety and shall be replaced with the following:

“7.4. Redemptions/Guarantees/Advances/Issuance of Stock/Dividends. The Borrowers will not, without the prior written consent of the Required Banks (i) make any distribution of assets to MCFC except (a) payments of dividends declared in the ordinary course of business which do not create the occurrence of an Event of Default hereunder and are in compliance with the Senior Debt / Net Receivable Ratio and other limitations of this Agreement, provided, however, for purposes of calculating the dividend, the 2014 fiscal year loss due to the Goodwill Impairment Charge shall be ignored and excluded from the calculation and (b) payments of interest on Subordinated Debt payable to MCFC prior to the declaration of an Event of Default by the Agent nor will they purchase, redeem, retire or otherwise acquire any shares of their equity interests or issue any shares of their equity interests, or (ii) authorize or make any other distribution to any stockholder, equity owner, subsidiary, affiliate or Person of any of the assets or business of the Borrowers, or (iii) directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any of the equity interests of the Borrowers or any subsidiary of any Borrower (whether such interests are now or hereafter issued, outstanding or created, or (iv) enter into any management agreement with any other Borrower or affiliate, or (v) make or guarantee any loan or advance to any Person except to another Borrower in an amount not exceeding Fifty Thousand Dollars ($50,000) in the aggregate except for reasonable compensation for services performed or expenses incurred in the ordinary course of the Borrowers’ business, provided however, that the Borrowers may guaranty, loan, act as a surety or otherwise take steps or incur obligations necessary to assist another Borrower in obtaining the FIS System or a Lending License Bond permitted under this Agreement and the $50,000 aggregate limit shall not apply to the obligation on the FIS System or the Lending License Bonds permitted hereunder.”

SECTION 2

WAIVERS, CONSENTS AND APPROVALS

Notwithstanding the provisions of the Agreement as amended to date, each of the parties hereto, including the Borrowers, MCFC and each of the undersigned Banks, by its signature on this Amendment hereby:

2.1. Agree that this Amendment shall be deemed to constitute adequate and timely notice to the Agent of the transactions, events and occurrences described in this Amendment as required by Section 6.11 of the Agreement and execution hereof by the Agent and the Required Banks shall be deemed to constitute approval of such transactions described or waiver of such events or occurrences in or evidenced by this Amendment.

2.2.     To the extent prohibited by the Agreement, consents to Pioneer's (i) elimination over time of the Daybreak System and its use of the FIS System and (ii) the execution of the System Acquisition Agreements and related documents necessary to acquire and use the FIS System by Pioneer.

2.3.     Agrees that the indebtedness and obligations for implementation services evidenced by the System Acquisition Agreement, in an amount not to exceed $2,500,000, shall not be deemed to constitute Nonconforming Debt as described in Section 7.2 of the Agreement hereof and shall constitute Permitted Indebtedness as provided in 7.3 of the Agreement.

2.4.     Acknowledges and agrees that Pioneer's incurrence of a loss for fiscal year 2014 due to the Goodwill Impairment Charge shall not be deemed to violate any covenants, representations or agreements contained in the Agreement, including, but not limited to, Sections 6.15, 6.16, 7.6, and 10.16 or to result in a Material Adverse Effect or to otherwise cause an Event of Default.

2.5.     To the extent prohibited by the Agreement, waives its rights to declare an Event of Default or to claim the occurrence of a breach or default in the terms of the Agreement or other Loan Documents (as defined in the Agreement), due to the Goodwill Impairment Charge or Pioneer's recording of such loss in the 2014 fiscal year as a result of such Goodwill Impairment Charge.

2.6.     To the extent prohibited by the Agreement, consents to Pioneer's declaration and payment in the fourth quarter of Pioneer's 2014 fiscal year and the first quarter of Pioneer's 2015 fiscal year to MCFC of the regular dividends earned in the third quarter and fourth quarter of the 2014 fiscal year, provided, however, that such dividends shall be calculated and approved as specified in the Agreement as modified by this Amendment and shall be placed in the Escrow Account to be held subject to the terms of such Escrow Agreement to be amended as provided in Section 2.7 below (the "Amended Escrow Agreement") and not be disbursed unless and until the conditions in the Amended Escrow Agreement for the release of such dividends have been satisfied. For purposes of the calculation of such dividends, the dividends for the third and fourth quarters of 2014 shall be subject to the 50% limitation on Pioneer's net income as set forth in Section 6.15(ii) and 7.4, exclusive of the Goodwill Impairment Charge.

2.7.     The parties agree to update and amend the Escrow Agreement with satisfactory conditions for release of the Escrowed Funds on or before October 31, 2014.

SECTION 3

ACKNOWLEDGEMENT AND REAFFIRMATION OF REMAINDER OF

AGREEMENT

Each of the undersigned also acknowledges and agrees as follows:

3.1.     In order for this Amendment to be effective, it will require the vote of the "Required Banks" as such term is defined in the Agreement to mean, namely, "those Voting Banks which, at the time of the action to be taken, are parties to this agreement and which hold at least sixty six and two thirds percent (66 2/3%) of the outstanding principal amount of all Senior Debt of the Borrowers".

3.2.     This Amendment relates only to those matters stipulated herein and the covenants contained in the Agreement shall remain in force and effect except as to those matters modified and amended herein. The undersigned Banks are not, by this Amendment, intending to waive any other breaches, defaults or Events of Default or to consent to any other actions to be taken by Pioneer and the other Borrowers, now or in the future, unless such approval or consent is separately evidenced by a separate waiver, consent or Amendment to the Agreement, executed by the Required Banks.

3.3.     All provisions of the Agreement except for those sections specifically modified or added by this Amendment as described herein shall remain unchanged and in full force and effect. Defined Terms used herein but not defined herein shall have the meanings given to them in the Agreement. The terms of this Amendment are hereby approved by all of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Thirty Eighth Amendment to the

Secured Senior Lending Agreement as of the day and year first above written.

Insert Title Here

PIONEER FINANCIAL SERVICES, INC	PSLF, Inc.
By: ____________________________	By: ____________________________
Name: Laura V. Stack	Name: Laura V. Stack
Title: Treasurer	Title: Treasurer

PIONEER FUNDING, INC.
By: ____________________________	By: ____________________________
Name: Laura V. Stack	Name: Laura V. Stack
Title: Secretary and Treasurer	Title: Secretary and Treasurer

(Voting Bank signatures appear on this page and the following page)

IN WITNESS WHEREOF, the parties hereto have executed this Thirty Eighth
Amendment to the Secured Senior Lending Agreement as of the day and year first above written.

FIRST BANK	ARVEST BANK
By: ____________________________	By: ____________________________
Name: Stephan Sainz	Name: Cindy Nunley
Title: Executive Vice President	Title: Senior Vice President

BANCFIRST	FIRST CITIZENS BANK
By: ____________________________	By: ____________________________
Name: Mark C. Demos	Name: Scott T. Conway
Title: Senior Vice President	Title: Chief Executive Officer

UMB BANK, N.A., as a Bank and as Agent	ONB Bank and Trust Company
By: ____________________________	By: ____________________________
Name: Douglas F. Page	Name: Matt Adams
Title: Executive Vice-President	Title: Senior Vice President
Commercial Loan Officer

CITIZENS BANK & TRUST	COMMERCE BANK, N.A.
By: ____________________________	By: ____________________________
Name: Kelley Wilcox	Name: Aaron Siders
Title: Senior Vice President	Title: Senior Vice President
Commercial Banking

IN WITNESS WHEREOF, the parties hereto have executed this Thirty Eighth Amendment to the Secured Senior Lending Agreement as of the day and year first above written.

TEXAS CAPITAL BANK, N.A.	ENTERPRISE BANK AND TRUST
By: ____________________	By: ____________________
Name: Reed Allton	Name: Linda Hanson
Title: Executive Vice President	Title: Regional President, Kansas City

BANK OF BLUE VALLEY	STIFEL BANK & TRUST
By: ____________________	By: ____________________
Name: Kevin Klamm	Name: John Haffenreffer
Title: Commercial Loan Officer	Title: President

SUNFLOWER BANK, N.A.	WILLIAM D. SULLIVAN	FAMILY INVESTMENT
By:______________________	By: _____________________	GROUP LLC
Name: Glynn Sheridan	Name: William D. Sullivan
Title: President	Title: President

BMO HARRIS N.A.	BANK MIDWEST, A DIVISION	OF NBH BANK, N.A.
By:______________________	By:______________________
Name: David B. Warning	Name: Thomas J. Rohling
Title: Executive Vice President	Title: Senior Vice President

THE PRIVATE BANK

By: ____________________________
Name: David B. Vande Ven
Title: Managing Director